Exhibit 99.1

NEWS RELEASE

Lumen Technologies, Inc. Announces Early Results of Previously Announced Tender Offers

DENVER – May 20, 2026 – Lumen Technologies, Inc. (“Lumen,” “us,” “we” or “our”) (NYSE: LUMN) today announced the early results of the previously announced cash tender offers (each, a “Tender Offer”) pursuant to which Level 3 Financing, Inc. (“Level 3 Financing”), Lumen and Qwest Capital Funding, Inc. (“QCF”, together with Level 3 Financing and Lumen, each an “Offeror”, and collectively, the “Offerors”) are offering to purchase the outstanding notes described below, pursuant to, and on the terms and subject to the conditions set forth in, an Offer to Purchase, dated May 6, 2026 (the “Statement”). Capitalized terms used and not defined in this press release have the meanings given to them in the Statement.

The notes offered to be purchased in the Tender Offers, listed in the order of priority, are (i) Level 3 Financing’s outstanding 4.250% Senior Notes due 2028, 3.625% Senior Notes due 2029, 3.750% Sustainability-Linked Senior Notes due 2029, 3.875% Senior Secured Notes due 2029 (formerly secured), 4.875% Second Lien Notes due 2029 (formerly secured), 4.500% Second Lien Notes due 2030 (formerly secured), 3.875% Second Lien Notes due 2030 (formerly secured), and 4.000% Second Lien Notes due 2031 (formerly secured) (collectively, the “Level 3 Notes”), (ii) Lumen’s outstanding 6.875% Debentures, Series G, due 2028, 4.500% Senior Notes due 2029, and 5.375% Senior Notes due 2029 (collectively, the “Lumen Notes”), and (iii) QCF’s outstanding 6.875% Notes due 2028 (the “QCF Notes”, and together with the Level 3 Notes and the Lumen Notes, the “Existing Group Tender Notes”) up to an aggregate purchase price, excluding accrued and unpaid interest, of $750 million (the “Aggregate Maximum Tender Cap”).

The Withdrawal Deadline has passed and the Existing Group Tender Notes tendered pursuant to the Tender Offers may no longer be withdrawn, except in the limited circumstances described in the Statement. As of 5:00 p.m. ET, on May 19, 2026 (the “Early Tender Deadline”), approximately $1,411.4 million aggregate principal amount of Existing Group Tender Notes were validly tendered and not validly withdrawn, and approximately $765.9 million have been accepted for purchase with Total Consideration up to the Aggregate Maximum Tender Cap, in each case as set forth in more detail in the table below. The settlement date for Existing Group Tender Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to occur on May 21, 2026 (the “Early Settlement Date”).

Issuer and Offeror	Series of Existing Group Tender Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding prior to the Tender Offers	Acceptance Priority Level	Principal Amount Tendered at Early Tender Deadline	Principal Amount Accepted for Purchase	Total Consideration (2)(3)
Level 3 Financing, Inc.	4.250% Senior Notes due 2028	527298 BR3/ U52783 AW4	$178,096,000	1	$172,416,000	$172,416,000	$171,338,400.00
Level 3 Financing, Inc.	3.625% Senior Notes due 2029	527298 BS1/ U52783 AX2	$300,314,000	2	$291,771,000	$291,771,000	$285,206,152.50
Level 3 Financing, Inc.	3.750% Sustainability-Linked Senior Notes due 2029	527298 BT9/ U52783 AY0	$361,276,000	3	$348,763,000	$301,753,000	$293,454,792.50
Level 3 Financing, Inc.	3.875% Senior Secured Notes due 2029 (formerly secured)	527298BQ5/ U52783AV6	$53,883,000	4	$53,606,000	—	—
Level 3 Financing, Inc.	4.875% Second Lien Notes due 2029 (formerly secured)	527298CB7/ U52783BE3/ 527298CC5	$9,706,000	5	$9,681,000	—	—
Level 3 Financing, Inc.	4.500% Second Lien Notes due 2030 (formerly secured)	527298CD3/ U52783BF0/ 527298CE1	$1,618,300	6	$1,618,300	—	—

Issuer and Offeror	Series of Existing Group Tender Notes	CUSIP Number(1)	Aggregate Principal Amount Outstanding prior to the Tender Offers	Acceptance Priority Level	Principal Amount Tendered at Early Tender Deadline	Principal Amount Accepted for Purchase	Total Consideration (2)(3)
Level 3 Financing, Inc.	3.875% Second Lien Notes due 2030 (formerly secured)	527298CF8/ U52783BG8/ 527298CG6	$20,048,400	7	—	—	—
Level 3 Financing, Inc.	4.000% Second Lien Notes due 2031 (formerly secured) (all the above notes issued by Level 3 Financing, Inc., collectively, the “Level 3 Notes”)	527298CH4/ U52783BH6/ 527298CJ0	$20,385,000	8	$4,685,000	—	—
Lumen Technologies, Inc.	6.875% Debentures, Series G, due 2028	156686AM9	$130,730,000	9	$30,082,000	—	—
Lumen Technologies, Inc.	4.500% Senior Notes due 2029	156700 BD7/ U1566P AD7	$299,629,000	10	$270,529,000	—	—
Lumen Technologies, Inc.	5.375% Senior Notes due 2029 (all of the above notes issued by Lumen Technologies, Inc., the “Lumen Notes”)	550241AA1/ U54985AA1	$231,544,000	11	$214,645,000	—	—
Qwest Capital Funding, Inc.	6.875% Notes due 2028 (the “QCF Notes”)	912912AQ5	$49,582,000	12	$13,626,000	—	—

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed above or printed on the Existing Group Tender Notes. They are provided solely for the convenience of holders of the Existing Group Tender Notes.

(2)

Total consideration for each Existing Group Tender Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable Offeror. Excludes Accrued Interest, which will be paid on Existing Group Tender Notes accepted for purchase by the applicable Offeror as described in the Statement.

(3)

Includes the Early Tender Premium for Existing Group Tender Notes validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by the applicable Offeror.

In addition to the applicable Total Consideration, accrued and unpaid interest from the last interest payment date up to, but not including, the applicable settlement date, will be paid by the applicable Offeror in same day funds on the Early Settlement Date or Final Settlement Date, as applicable, on all validly tendered Existing Group Tender Notes accepted for purchase in the Tender Offers.

The Tender Offers will expire at 5:00 p.m. ET, on June 4, 2026 unless extended, earlier expired or terminated (such time and date, as the same may be extended, earlier expired or terminated with respect to one or more series of Existing Group Tender Notes, the “Expiration Date”). The Final Settlement Date is currently expected to occur on June 8, 2026. No tenders will be valid if submitted after the Expiration Date. Because the aggregate purchase price of Existing Group Tender Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeds the Aggregate Maximum Tender Cap, the Offerors do not expect to accept any further tenders of Notes.

General

In connection with the Tender Offers, the Offerors have retained Wells Fargo Securities, LLC, to act as Lead Dealer Manager and Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC to act as Dealer Managers, and Citizens JMP Securities, LLC, RBC Capital Markets, LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. to act as Co-Dealer Managers (the “Dealer Managers”), and D.F. King & Co., Inc. to act as the information agent and the tender agent (in such capacity, the “Tender and Information Agent”) in connection with the Tender Offers. Requests for assistance or copies of the Statement or any other documents related to the Tender Offers may be directed to the Information and Tender Agent at the contact details set forth below. Questions in relation to the Tender Offers may be directed to the Dealer Managers and Tender and Information Agent at the addresses and telephone numbers set forth below.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities. The Tender Offers are being made only pursuant to the terms of the Statement. None of Level 3 Financing, Lumen, QCF, the Tender and Information Agent, the Dealer Managers, or any trustee makes any recommendation as to whether Holders should tender their notes pursuant to the applicable offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their notes, and, if so, the principal amount of the notes to tender.

The Tender Offers are not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Offerors by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Lead Dealer Manager

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Liability Management Group

Collect: (866) 309-6316

Toll-Free: (704) 410-4235

The Tender and Information Agent

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, New York 10005

Attn: Michael Horthman

Banks and Brokers Call: (212) 257-2075

All Others Call Toll Free: (800) 755-3105

Email: lumen@dfking.com

About Lumen Technologies

Lumen is unleashing the world’s digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI’s full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

Lumen and Lumen Technologies are registered trademarks of Lumen Technologies, Inc. in the United States. Level 3 Financing, Inc. and Qwest Capital Funding, Inc. are wholly owned affiliates of Lumen Technologies, Inc.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: failure of the conditions set forth in the Statement to be satisfied or waived; the possibility that potential debt investors will not be receptive to the offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Level 3 Financing’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Level 3 Financing, Lumen, QCF or their respective affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of Lumen or Level 3 Parent, LLC with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Anita J. Gomes Anita.Gomes@lumen.com +1 858-229-8538	Jim Breen, CFA investor.relations@lumen.com +1 603-404-7003